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                                                                       EXHIBIT 1

                                    AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Amendment No. 1 to Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Printware, Inc. is being filed on behalf of each of the persons and entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Date: January 18, 2000          PYRAMID TRADING LIMITED PARTNERSHIP
                                BY OAKMONT INVESTMENTS, LLC ITS GENERAL PARTNER


                                BY   /S/ Daniel Asher
                                     -----------------------------------------
                                         Daniel Asher, Manager, Oakmont
                                         Investments, LLC


                                OAKMONT INVESTMENTS, LLC



                                BY   /S/  Daniel Asher
                                     -----------------------------------------
                                     Daniel Asher, Manager


                                /s/ Daniel Asher
                                ----------------------------------------------
                                DANIEL ASHER


                                /s/ Gary Kohler
                                ----------------------------------------------
                                GARY KOHLER



                                /s/ Andrew Redleaf
                                ----------------------------------------------
                                ANDREW REDLEAF